SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) February 3, 2004

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive officers)	(Zip Code)

(269)-923-5000
Registrant’s telephone number, including area code

Item 7 – Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated February 3, 2004, announcing financial results for fourth quarter and full year 2003.

Item 12 – Results of Operations and Financial Condition

On February 3, 2004, the registrant announced fourth-quarter and full year 2003 results. Fourth-quarter net earnings of $125 million, or $1.76 per diluted share, compared to a net loss of $29 million, or $0.42 per diluted share, in the prior-year period.

For 2003, the company reported net earnings of $414 million, or $5.91 per diluted share, compared to a net loss of $394 million, or $5.68 per diluted share, in 2002. The text of the press release is attached as an exhibit to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 3, 2004	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 3, 2004